UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ORE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23317	06-1411336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (301) 987-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 14, 2008, concurrently with the resignation of Lloyd I. Miller, III ("Miller") as a director of Ore Pharmaceuticals Inc. (the "Company"), the Company entered into a Stock Purchase Agreement by and among Miller, and Millfam II L.P., a Georgia limited partnership (together with Miller, the "Stockholders"), and the Company, pursuant to which the Company agreed to purchase an aggregate of 4,602,127 shares of the Company’s common stock from the Stockholders. Miller is the sole manager of the sole general partner of the Partnership. The purchase price for the shares was $0.709 per share, representing a trailing 30-day weighted average of closing prices for the 30 days preceding March 5, 2008, for an aggregate of $3,262,908.04. The stock purchase represents 14.3% of the Company’s common stock outstanding prior to the purchase and Miller’s entire beneficial ownership interest in the Company. Following completion of the purchase, the Company will have 27,570,461 outstanding shares of common stock. The Company is using cash on hand to fund the purchase. In connection with the stock repurchase, the Company will reimburse Mr. Miller for up to $90,000 in legal fees and expenses and $35,500 in unpaid Director fees for the balance of his term.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Stock Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, Lloyd I. Miller, III resigned from the board of directors of the Company. His resignation resulted from the fact that, following the sale of the Company’s Genomics Division, Miller and the Board were unable to reach agreement on the future direction of the Company.

In addition to being a member of the board of directors, Mr. Miller served on the Company’s Audit Committee and Compensation Committee.

A copy of Mr. Miller’s letter of resignation is attached as Exhibit 10.2 and incorporated herein by reference. The Company provided Mr. Miller with a copy of the disclosures set forth above and Mr. Miller has informed the Company that he agrees with the statements made by the Company in response to this Item 5.02.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of March 14, 2008, by and among Lloyd I. Miller, III, Millfam II L.P., and Ore Pharmaceuticals Inc.

10.2	Letter of Resignation from Lloyd I. Miller, III dated March 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORE PHARMACEUTICALS INC.

Date:	March 14, 2008	By:	/s/ Philip L. Rohrer Jr.
Philip L. Rohrer Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of March 14, 2008, by and among Lloyd I. Miller, III, Millfam II L.P., and Ore Pharmaceuticals Inc.

10.2	Letter of Resignation from Lloyd I. Miller, III dated March 14, 2008